Exhibit 32.2

Certification of Chief Financial Officer

I, Mark W. Westphal., as Chief Financial Officer and Senior Vice President of Michael Foods Group, Inc. (the “Company”), hereby certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002) that, to my knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2012

/s/ Mark W. Westphal
Mark W. Westphal
Chief Financial Officer and Senior Vice President

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